UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2014

Commission File Number

001-34581

Kraton Performance Polymers, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-0411521
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

15710 John F. Kennedy Blvd., Suite 300

Houston, TX 77032

(Address of principal executive offices, including zip code)

281-504-4700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition

In our earnings release issued on Wednesday, February 26, 2014 and furnished as Exhibit 99.1 to our Current Report on Form 8-K filed February 26, 2014, which report is amended and supplemented hereby, under the caption “Outlook,” we estimated that certain weather-related outages in the first quarter of 2014 would result in lost production of approximately five kilotons, “primarily in our USBC product family.” As we stated in the conference call discussing the release, the reference to “USBC” should have been to “HSBC.” The remainder of the discussion related to that matter, including our estimate of the financial impact of the outage, which is subject to risks and uncertainties as described under the caption “Forward Looking Statements,” remains unchanged.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kraton Performance Polymers, Inc.

Date: February 28, 2014	By:	/s/Stephen E. Tremblay
Stephen E. Tremblay
Chief Financial Officer